SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 16, 2006
Date of Report
(Date of earliest event reported)
AQUANTIVE, INC.
(Exact name of registrant as specified in its charter)

Washington	0-29361	91-1819567
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
821 Second Avenue, 18th Floor, Seattle, Washington 98104
(Address of principal executive offices, including zip code)
(206) 816-8800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On May 16, 2006, aQuantive, Inc., a Washington corporation (“aQuantive”), completed the acquisition of Franchise Gator L.L.C., a Georgia limited liability company (“Franchise Gator”), through the purchase of all of the outstanding limited liability company interests of Franchise Gator. The purchase price of approximately $21.5 million was paid in cash at closing, except for a portion which is being retained by aQuantive for one year to satisfy indemnity obligations. Franchise Gator, established in 2001, is an internet-based franchise pay for performance marketing service. It has 10 employees and is based in Roswell, Georgia. Franchise Gator will be included as part of aQuantive’s Digital Performance Media business segment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2006	AQUANTIVE, INC.
	By:	/s/ Linda Schoemaker
	Name:	Linda Schoemaker
	Title:	Senior Vice President and General Counsel